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                                                                   Exhibit 10.16

                              EMPLOYMENT AGREEMENT

     This employment agreement is dated as of January 16, 2002, (or as such date prior to February 1, 2002 as may be mutually agreed to by the parties), (the "Agreement") between Questar Corporation, a Utah corporation ("Company"), and Charles B. Stanley ("Executive").

     WHEREAS, the Company desires to employ Executive as its Senior Vice President - Development, and as the Executive Vice President and Chief Operating Officer of Questar Market Resources, a Company subsidiary, upon the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, the Company and Executive hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     The terms set forth below have the following meanings:

     AGREEMENT DATE means the effective date of this Agreement.

     ANNIVERSARY DATE means any annual anniversary of the Agreement Date.

     BOARD means the Board of Directors of the Company

     CAUSE means any of the following: (a) Executive's conviction of a felony or of a misdemeanor involving fraud, dishonesty or moral turpitude, or (b) Executive's willful or intentional material breach of this Agreement that results in financial detriment that is material to the Company and its Affiliates taken as a whole.

     For purposes of clause (b) of the preceding sentence, Cause shall not include any one or more of the following: (i) bad judgment, (ii) negligence,
(iii) any act or omission that Executive believed in good faith to have been in or not opposed to the interest of the Company (without intent of Executive to gain, directly or indirectly, a profit to which he was not legally entitled), or
(iv) Any act or omission of which any member of the Board who is not a party to such act or omission has had actual knowledge for at least 12 months.

     CHANGE IN CONTROL means the following: A Change in Control of the Company shall be deemed to have occurred if (a) any "Acquiring Person" (as such term is defined in the Rights Agreement dated as of February 13, 1996, between the Company and U.S. Bank National Association ("Rights Agreement")) is or becomes the beneficial owner (as such term is sued in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing 25 percent or more of the combined voting power of the Company; or (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of May 19, 1998, constitute the Company's Board of Directors ("Board") and any new director (other than a director whose initial assumption of office is in connection with an actual or

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threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on May 19, 1998, or whose appointment, election or nomination for election was previously so approved or recommended; or (c) the Company's stockholders approve a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60 percent of the combined voting power of the securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation, or a merger or consolidation effected to implement a recapitalization of the Company for similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding securities; or (d) the Company's stockholders approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale. A Change in Control, however, shall not be considered to have occurred until all conditions precedent to the transaction, including but not limited to, all required regulatory approvals, have been obtained.

     COMMITTEE means the Management Performance Committee of the Board.

     COMMON STOCK means the common stock of the Company.

     COMPANY means Questar Corporation.

     DATE OF TERMINATION means the effective date of a Termination of Employment for any reason, including death or Disability, whether initiated by the Company or by Executive.

     DISABILITY means a mental or physical condition that, in the opinion of the Board, renders Executive unable or incompetent to carry out the material job responsibilities that such Executive held or the material duties to which Executive was assigned at the time the disability was incurred, which has existed for at least three months and which in the opinion of a physician mutually agreed upon by the Company and Executive (provided that neither party shall unreasonably withhold his agreement) is expected to be permanent or to last for an indefinite duration or a duration in excess of six months.

     EMPLOYMENT PERIOD means that subject to termination provisions, the term of Executive's employment under this Agreement (the "Employment Period") shall begin on the Agreement Date and end on the Anniversary Date that is three years after such date.

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     GOOD REASON means the occurrence of any one or more of the following events unless Executive specifically agrees in writing that such event shall not be Good Reason: (a) any material breach of this Agreement by the Company, including: any material adverse change in the status, responsibilities or perquisites of Executive; any failure to nominate or elect Executive as President and Chief Executive Officer of Questar Market Resources, or as member of the Board; assignment of duties materially inconsistent with his position and duties; (b) the failure of the Company to assign this Agreement to a successor to the Company or failure of a successor to the Company to explicitly assume and agree to be bound by this Agreement. Any reasonable determination by Executive that any of the specified events has occurred and constitutes Good Reason shall be conclusive and binding for all purposes.

     SUBSIDIARY means any entity of which the Company, directly or indirectly, owns at least 50 percent of the outstanding shares of capital stock entitled to vote for the election of directors.

     TERMINATION FOR GOOD REASON means a Termination of Employment by Executive for a Good Reason.

     TERMINATION OF EMPLOYMENT means a termination by the Company or by Executive of Executive's employment by the Company.

     TERMINATION WITHOUT CAUSE means a Termination of Employment by the Company for any reason other than Cause or Executive's death or Disability.

                                    ARTICLE 2
                                     DUTIES

     EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER DUTIES. The Company shall employ Executive during the Employment Period as Senior Vice President - Development, and as Executive Vice President and Chief Operating Officer, Questar Market Resources, reporting to G. L. Nordloh, the Company's Executive Vice President and the President and CEO of Questar Market Resources. At its discretion, the Board may appoint Executive to serve in other capacities with the Company's Subsidiaries. During the first 15 months of the Employment Period, the Board shall determine whether the Executive has the leadership qualities and business acumen to serve as the President and Chief Executive Officer of Questar Market Resources, upon the retirement of the incumbent, G. L. Nordloh. Executive, during the Employment Period, shall devote substantially all of his business time, attention, and effort to the affairs of the Company and shall use his reasonable efforts to promote the best interests of the Company.

     DIRECTOR DUTIES. Effective on the date Executive assumes the duties of President and CEO, Questar Market Resources, the Board shall appoint Executive to serve as a Director of the Company for the remainder of a three-year term that will expire in May, 2004. As long as the Executive serves as an employee or officer, the Board shall continue to nominate Executive for election as a Director of the Company. At its discretion, the Board of Directors of any Subsidiary may appoint Executive to serve as a director of such Subsidiary for the remainder of a one-year term that expires in May 2002.

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                                    ARTICLE 3
                                EMPLOYMENT PERIOD

     EMPLOYMENT PERIOD. Subject to termination provisions, the term of Executive's employment under this Agreement (the "Employment Period") shall begin on the Agreement Date and end on the Anniversary Date that is three years after such date. The employment of Executive during the Employment Period shall not be terminated other than in accordance with Article 7.

                                    ARTICLE 4
                                  COMPENSATION

     SALARY. The Company shall pay Executive an annual base salary of $275,000 payable in semi-monthly installments ("Base Salary"). The Committee shall review the Executive's Base Salary when it reviews the base salaries paid to the Company's other executive officers in February of each year and can only increase, not reduce, the Executive's Base Salary. The Committee shall also determine how to allocate the Executive's Base Salary among the Company and its principal Subsidiaries.

     ANNUAL BONUS. The Executive shall be nominated to participate in the Company's Annual Management Incentive Plan ("AMIP") for each year of the Employment Period and shall have a Target Bonus equal to 50 percent of his base salary at the time the target bonus is set ("Target Bonus"). (A copy of the Company's AMIP is attached as Exhibit A.) The annual minimum, target, and maximum performance goals for the Company and its principal Subsidiaries shall be approved by the Committee each year within 90 days after the beginning of such year.

                                    ARTICLE 5
                            STOCK OPTIONS, RESTRICTED
                            STOCK AND STOCK OWNERSHIP

     OPTION GRANTS. The Company shall grant to Executive, as of the Agreement Date, an option to purchase 100,000 shares of the Company's common stock at a per share price equal to the closing price of the Company's common stock as reported in the Wall Street Journal on the Agreement Date. The option shall be granted pursuant to the terms of the Company's Long-Term Stock Incentive Plan ("Stock Plan"); shall vest in four equal, annual installments, with the first installment vesting six months after being granted; and shall have a term of 10 years. To the extent permitted under applicable tax laws, the initial option granted to the Executive shall be an incentive stock option. The agreements for the initial option and all subsequent options granted to the Executive shall contain a special provision that permits the Executive to have 30 days after Termination of Employment (for reasons other than death, Disability, approved retirement, or a Change in Control) to exercise the vested portion of any options granted to him. (If the Executive's employment is terminated for one of the specified reasons, he shall have longer periods of time in which to exercise his options.) A copy of the Stock Plan and a copy of the form of Executive's Option Agreement are attached to this Agreement as Exhibits B and C, respectively.

     The Company shall also grant to Executive, in February of 2002, another stock option to purchase at least 75,000 shares of the Company's common stock, as part of the annual round of

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options granted to the Company's officers and key employees. As long as
Executive serves as an executive officer of the Company, the Company shall grant a stock option to Executive when it takes action to grant stock options to other officers and employees.

     RESTRICTED STOCK. As of the Agreement Date the Company shall grant 21,000 restricted shares of the Company's common stock to the Executive. One-third of the grant (7,000 shares) shall vest and become nonforfeitable upon each anniversary of the Agreement Date during the Employment Period, except that all of the restricted shares shall immediately vest and become nonforfeitable in the event of a Change in Control and that a pro rata portion of the remaining restricted shares shall immediately vest and become nonforfeitable in the event of the Executive's Termination of Employment for a reason other than Cause. A copy of the form of Restricted Stock Grant is attached to this Agreement as Exhibit D.

     Any shares of restricted stock granted as partial payment of bonuses earned by Executive under the AMIP shall vest in accordance with the provisions set forth in it.

     The Executive shall choose between recognizing ordinary income equal to the value of the shares of restricted stock at time of grant or recognizing ordinary income equal to the value of the shares of restricted stock as they vest and become nonforfeitable. The Executive shall pay all withholding taxes attributable to the recognition of income and may elect to use a portion of the shares that would otherwise be distributed to satisfy such withholding obligations.

     The shares of restricted stock granted to Executive in 2002 are included within the shares reserved under the terms of the Stock Plan and are covered by a registration statement filed with the Securities and Exchange Commission.

     STOCK OWNERSHIP. The Company requires all officers to own shares of the Company's common stock. Executive shall be given the duration of the initial Employment Period to own shares of the Company's common stock (including phantom stock units) having a value equal to one times his annual compensation.

                                    ARTICLE 6
                                 OTHER BENEFITS

     QUALIFIED RETIREMENT PLANS. During the Employment Period, the Executive shall be entitled to participate in the qualified plans (including defined benefit and 401(k) savings) sponsored by the Company in accordance with the general rules applicable to other employees participating in such plans.

     WELFARE BENEFIT PLANS. During the Employment Period, the Executive shall be eligible to participate in the welfare benefit plans and programs (including health, life insurance, catastrophe accident, cafeteria, disability, approved personal leave) sponsored by the Company in accordance with the general rules applicable to such plans.

     VACATION. During the Employment Period, the Executive shall be entitled to paid vacation time in accordance with the Company's general rules, except that the Executive shall have the right

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to four weeks of paid vacation in each anniversary year. After the Executive has five anniversary years, he shall be entitled to five weeks of paid vacation in each anniversary year.

     NONQUALIFIED BENEFIT PLANS. During the Employment Period, the Executive shall be eligible to participate in the Company's optional nonqualified plans such as the Deferred Share Make-up Plan, the Deferred Compensation Plan, and the Deferred Share Plan (Collectively referred to as the "Deferred Compensation Plans") and shall be covered by the Company's nonqualified plan--the Supplemental Executive Retirement Plan (the "SERP")--to make-up the difference between what can be earned by and paid to the Executive under the Company's qualified deferred benefit plan and what could be earned by and paid to the Executive under such plan in the absence of federal tax law limitations applicable to it. A copy of such Deferred Compensation Plan and the SERP are attached to the Agreement as Exhibits E, F, G, and H respectively.

     CHANGE IN CONTROL/INDEMNIFICATION. The Executive shall be nominated to participate in the Company's Executive Severance Compensation Plan ("Change in Control Plan") and shall also be given an Indemnification Agreement. A copy of the Change in Control Plan, the form of Change in Control Agreement, and the form of Indemnification Agreement are attached as Exhibits I, J, and K.

     RELOCATION EXPENSES. The Company shall pay the Executive a one-time relocation allowance of $40,000 for him and his family to move from Calgary, Alberta (Canada) to Salt Lake City, Utah. The Company shall also reimburse Executive for any normal and customary moving expenses, which include airfare and expenses for the Executive and his spouse to make up to three house-hunting TRIPS.

     FORFEITURE OF EL PASO BONUS. Executive has represented that he is eligible to receive a cash bonus from his current employer, El Paso Corporation, payable in late January 2002. In the event Executive forfeits this Bonus as a direct consequence of Executive entering into this Agreement with the Company, the Company will reimburse Executive for part or all of that the forfeited bonus, up to a maximum reimbursement of $100,000.

     OTHER BENEFITS. During the Employment Period, the Executive shall be entitled to participate in the Company's special tax preparation and financial planning reimbursement program available to the Company's officers. The Executive shall also be entitled to participate in any special programs adopted for the Company's executive officers.

     OFFICE AND SUPPORT STAFF. During the Employment Period, Executive shall be entitled to an office and secretarial assistance appropriate to his position.

     EXPENSES. During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable employment-related expenses incurred by him and approved in accordance with the Company's standard policies.

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                                    ARTICLE 7
                            TERMINATION OF EMPLOYMENT

     TERMINATION FOR CAUSE. If the Company terminates Executive's employment for Cause, the Company shall only be required to pay Executive any earned but unpaid base salary and vacation benefits.

     The Company may not terminate Executive's employment for Cause unless it has: (a) officially given the Executive written notice at least 30 days prior to the Date of Termination of its intent to terminate Executive's employment, that contain a detailed description of the specific reasons that form the basis for such action; (b) provided the Executive an opportunity to appear before the Board prior to the Date of Termination to present arguments on his own behalf; and (c) received the affirmative vote of at least two-thirds of the members of the Board that it is proper to terminate the Executive's employment for Cause. Pending the final resolution of any disputes concerning the Executive's termination of employment for Cause, the Board may suspend Executive with pay.

     TERMINATION FOR DEATH OR DISABILITY. If Executive's employment terminates during the Employment Period due to his death or Disability, the Company shall pay to the Executive's beneficiaries (in the event of his death) or to the Executive (in the event of his Disability), a lump-sum amount equal to the Executive's Base Salary for the remainder of the Employment Period. The Company, in accordance with the AMIP, shall also pay a pro rata portion of the annual bonus that would have been paid to the Executive but for his death or Disability; this bonus amount shall be paid in cash and shall be paid in February of the year following the performance period and shall be prorated based on the portion of the performance period that Executive was performing his duties (in the event of his death) or receiving short-term disability benefits (in the event of Disability). The Company shall also distribute a pro rata portion of the one-time award of shares of stock previously granted to the Executive on the Agreement Date and all shares of stock previously granted as partial payment of the annual bonuses earned under the AMIP.

     TERMINATION WITHOUT CAUSE. If the Company terminates Executive's employment during the Employment Period for some reason other than Cause, the Company shall pay Executive a lump-sum amount equal to the Executive's Base Salary for the remainder of the Employment Period and the Target Bonus amount for the year in which his termination occurs. The Company shall also distribute a pro rata portion of the one-time award of shares of stock previously granted to the Executive on the Agreement Date and all shares of stock previously granted as partial payment of the annual bonuses earned under the AMIP. The calculation of any cash severance benefit shall be based on the Executive's Base Salary at the time of termination.

     TERMINATION BY EXECUTIVE. The Executive can terminate his employment for any reason, provided that he gives the Board written notice at least 30 days' prior to his Date of Termination. If the Executive terminates his employment for other than Good Reason, he shall only be paid his earned but unpaid Base Salary and accrued vacation benefits (up to time of termination).

     If the Executive terminates his employment for Good Reason, the Company shall pay Executive a lump sum amount equal to his Base Salary for the remainder of the Employment Period

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and the Target Bonus for the year in which the termination occurs. The Company shall also distribute a portion of the one-time award of shares of stock previously granted to the Executive on the Agreement Date and all shares of stock previously granted as partial payment of the annual bonuses earned under the AMIP. The calculation of any cash severance benefit shall be based on the Executive's Base Salary at the time of termination.

                                    ARTICLE 8
                              RESTRICTIVE COVENANTS

     NON-SOLICITATION OF EMPLOYEES. During the remainder of any Employment Period for which the Executive is receiving compensation as a result of a Termination of Employment and during the one-year period immediately following a Termination of Employment for Cause or Termination by Executive for other than Good Reason, the Executive shall not directly or indirectly employ or seek to employ any employees of the Company or its Subsidiaries and shall not entice or otherwise encourage any such employee to leave such employment.

     CONFIDENTIALITY. During the Employment Period, the Executive shall maintain the confidential nature of information concerning the Company's financial results and business strategies and shall not disclose such information to any person whose interests are or may be adverse to the Company's interests or any person that may use such information to obtain personal financial gain. After a Termination of Employment for any reason, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any confidential information other than the Company and its designees.

     INJUNCTION. Executive acknowledges that monetary damages will not be an adequate remedy for the Company in the event he breaches the provisions of this Article. Consequently, Executive agrees that the Company is entitled to an injunction to prevent Executive from any breach of the provisions of this
Article in addition to other rights that the Company may have.

                                    ARTICLE 9
                                  MISCELLANEOUS

     BENEFICIARY. If Executive dies prior to receiving all of the amounts payable to him in accordance with the terms of this Agreement, such amounts shall be paid to one or more beneficiaries designated by Executive in writing to the Company during his lifetime, or if no such beneficiary is designated, to Executive's estate. Such payments shall be made in a lump sum to the extent so payable and, to the extent not payable in a lump sum, in accordance with the terms of this Agreement. Executive, without the consent of any prior beneficiary, may change his designation of beneficiary or beneficiaries at any time or from time to time by submitting to the Company a new designation in writing.

     ASSIGNMENT: SUCCESSORS. The Company may not assign its rights and obligations under this Agreement without the prior written consent of Executive except to a successor of the Company's business that expressly assumes the Company's obligations in writing. This Agreement shall be

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binding upon and inure to the benefit of Executive, his estate and
Beneficiaries, the Company and the successors and permitted assigns of the Company.

     NONALIENATION. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution of levy of any kind, either voluntary or involuntary, prior to actually being received by Executive or a beneficiary, as applicable, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

     SEVERABILITY. If one or more parts of this Agreement are declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any part of this Agreement not declared to be unlawful or invalid. Any part so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

     AMENDMENT: WAIVER. This Agreement shall not be amended or modified except by written instrument executed by the Company and Executive. A waiver of any term, covenant or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant or condition, and any waiver of any default in any such term, covenant or condition shall not be deemed a waiver of any later default thereof.

     NOTICES. All notices hereunder shall be in writing and delivered by hand, by nationally-recognized delivery service that guarantees overnight delivery, or by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company, to              Questar Corporation
                                            180 East 100 South
                                            Salt Lake City, Utah 84111
                                            Attention: K. O. Rattie

         with a copy to:                    Questar's General Counsel
                                            180 East 100 South
                                            Salt Lake City, Utah 84111

         If to Executive, to:               Charles B. Stanley
                                            [Home Address]

Either party may from time to time designate a new address by notice given in accordance with this Section. Notice shall be effective when actually received by the addressee.

     COUNTERPARTS AND FACSIMILE SIGNATURES. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. A facsimile signature may be accepted as an original signature.

     ENTIRE AGREEMENT. This Agreement forms the entire agreement between the parties with respect to the subject matter addressed in this Agreement. It supersedes all prior agreements,

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promises and representations regarding employment, compensation, severance or other payments contingent upon termination of employment.

     APPLICABLE LAW. This Agreement shall be interpreted and construed in accordance with the laws of the state of Utah, without regard to its choice of law principles.

     SURVIVAL OF EXECUTIVE'S RIGHTS AND OBLIGATIONS. All of Executive's rights and obligations shall survive the termination of Executive's employment and/or the termination of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                     QUESTAR CORPORATION


                                     By   /s/ Keith O. Rattie
                                     -------------------------------------------
                                     Keith O. Rattie
                                     President and Chief Operating Officer


                                     EXECUTIVE


                                     /s/ Charles B. Stanley
                                     -------------------------------------------
                                     Charles B. Stanley

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